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PRICING SUPPLEMENT NO. 3 DATED JULY 02,2002                                    REGISTRATION STATEMENT NO. 333-71850
(TO PROSPECTUS SUPPLEMENT DATED MAY 16,2002                                        FILED PURSUANT TO RULE 424(b)(2)
AND PROSPECTUS DATED APRIL 29, 2002)

                                      CREDIT SUISSE FIRST BOSTON (USA), INC.
                                                 MEDIUM-TERM NOTES
                                    DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

THE MEDIUM-TERM NOTES, AS FURTHER DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF
NOTES", WILL BEAR INTEREST FROM THE DATE OF ISSUANCE UNTIL THE PRINCIPAL AMOUNT THEREOF IS PAID OR MADE AVAILABLE
FOR PAYMENT AT THE RATE SET FORTH BELOW.

Agent:   Credit Suisse First Boston Corporation

Principal Amount:                     150MM                    Optional Conversion:                     N/A

Price To Public:                      100.00%                  Optional Repayment Date:                 Non Call/ Life

Underwriting Discount:                N/A

Percentage To Issuer:                 100.00%                  Business Day Jurisdiction:               New York

Settlement Date                       July 02, 2002            Initial Redemption Percentage:           N/A
(Original Issue Date):

Specified Currency:                   US Dollar                Initial Redemption Date:                 N/A

Authorized Denomination:              $1,000 and integral      Annual Redemption                        N/A
                                      multiples thereof        Percentage Reduction:


                                                               Optional Extension of Maturity:

Maturity Date:                        July 05, 2005            Form of Note:                            Book Entry

Fixed Rate or Floating Rate Note:     Floating Rate Note

Initial Interest Rate:                TBD

Interest Rate Basis:                  Fed Funds Open

Maximum/Minimum                       N/A                      Initial Interest Reset Date:         Daily
 Interest Rate:                                                Interest Reset Date(s):
                                                                                                    Quarterly. Pays
                                                                                                    the 5th of each
                                                                                                    January, April,
                                                                                                    July and October.
Spread to Index:                      +42 basis points

Interest Payment Date:                Quarterly. Pays the      Specify if Note is indexed,              N/A
                                      5th each January,        renewable, dual currency,
                                      April, July, October     amortizing, or OID, if applicable:
                                      and maturity. Subject
                                      to the modified
                                      following business
                                      convention.

Interest Determination Date:          Daily Fed Funds Open     Day Count:                               ACT/360
                                      As shown on Telerate
                                      page 5 or successor
                                      pages.

                                                               CUSIP:                                   22541FCX2

First Interest Payment Date:          July 2nd 2002

Settlement:                           DTC #355

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                                             CREDIT SUISSE FIRST BOSTON
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